Exhibit 21.1




                        SUBSIDIARIES OF CHEVRON CORPORATION*
                                At December 31, 2000





      Name of Subsidiary                                   State or Country
     (Reported by Principal Area of Operation)             in Which Organized
     ------------------------------------------            ---------------------



      United States
      Chevron U.S.A. Inc.                                  Pennsylvania
         Principal Divisions:
             Chevron U.S.A. Production Company
             Chevron Products Company
         Limited Liability Company:
             Chevron Chemical Company LLC                  Delaware
         Other subsidiaries:
             Chevron Capital U.S.A. Inc.                   Delaware
             Chevron Oil Finance Company                   Delaware
      Chevron Capital Corporation                          Delaware
      Chevron Pipe Line Company                            Delaware
      The Pittsburg & Midway Coal Mining Co.               Missouri

      International
      Chevron Overseas Petroleum Inc.                      Delaware
          Bermaco Insurance Company Limited                Bermuda
          Cabinda Gulf Oil Company Limited                 Bermuda
          Chevron Asiatic Limited                          Delaware
          Chevron U.K. Limited                             United Kingdom
          Chevron International Limited                    Liberia
             Chevron Niugini Limited                       Papua New Guinea
             Chevron Transport Corporation Limited         Bermuda
          Chevron Standard Limited                         Delaware
             Chevron Canada Finance Limited                Canada
             Chevron Canada Limited                        Canada
      Chevron Nigeria Limited                              Nigeria


* All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2000.

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